UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2017

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item. 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2017, MetLife, Inc. (the “Company”) announced that, effective June 1, 2017, Peter M. Carlson will become Executive Vice President and Chief Operating Officer of its Brighthouse Financial, Inc. subsidiary and leave his role as Company Executive Vice President and Chief Accounting Officer.

On the same date, the Company also announced that its Board of Directors had, on April 13, 2017, appointed William O’Donnell to replace Mr. Carlson as Company Executive Vice President and Chief Accounting Officer, also effective June 1, 2017. Mr. O’Donnell, age 49, has held numerous leadership positions over his 28 year career with the MetLife enterprise. He has served as head of financial management reporting since March, 2014, with managerial responsibilities including enterprise financial planning and analysis; financial support for internal services organizations such as Legal Affairs, Human Resources, Marketing, and Communications; and the Global Employee Benefits chief financial officer. He served as chief financial officer for MetLife’s Global Employee Benefits business from January 2013 to March 2014. He served as head of financial planning and projection for MetLife’s Latin America business from March 2012 until January 2013. He has been a Senior Vice President of MetLife Group, Inc. since 2014, and a Vice President of Metropolitan Life Insurance Company since 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: April 17, 2017

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